UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2007

NATIONAL TECHNICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

California	0-16438	95-4134955
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation or Organization)		No.)

24007 Ventura Blvd., Suite 200
Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 591-0776
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

          Acquisition of United States Test Laboratory, L.L.C.

          On December 5, 2007, our wholly-owned subsidiary, NTS Technical Systems, acquired all of the outstanding membership interests of United States Test Laboratory, L.L.C. (“USTL”) pursuant to an Interests Purchase Agreement among (i) NTS Technical Systems, (ii) the 2007 Richard W. Mouser Revocable Trust, the Richard W. Mouser Revocable Trust and the Debra S. Mouser Revocable Trust (collectively, the “sellers”), and (iii) Richard W. Mouser and Debra S. Mouser, as individuals. Richard W. Mouser, who resigned as USTL’s president upon the closing of the acquisition, will continue to be employed at USTL as General Manager of USTL’s Body Armor Testing Facility located in Wichita, Kansas.

          Under the terms of the Interests Purchase Agreement, we paid to the sellers at the closing an aggregate of $12,500,000, of which $750,000 was deposited into a third-party escrow as security for indemnification claims we may have against the sellers under the agreement. The amount remaining in the escrow will be released to the sellers on June 5, 2009, except for amounts subject to pending indemnification claims, if any. In addition, we agreed to pay to the sellers up to $1,800,000 in earnout consideration based on the achievement by USTL of certain revenue targets over the 24 months immediately following the closing of the agreement, which period we refer to as the earnout period. Such earnout consideration, if any, will be paid 90 days following the expiration of the earnout period; however, we will pay no earnout consideration to the sellers if Mr. Mouser is terminated for cause or voluntarily terminates his employment with USTL (other than for good reason, death or disability) during the earnout period.

          We borrowed funding for the $12,500,000 payment to the sellers at the closing pursuant to our Revolving Credit Agreement, as described below in “Amendment No. 9 to Revolving Credit Agreement.”

          A complete copy of the Interests Purchase Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The summary of the transaction set forth above does not purport to be complete and is qualified in its entirety by reference to the Interests Purchase Agreement.

          Amendment No. 9 to Revolving Credit Agreement

          On December 5, 2007, we and certain of our subsidiaries (including USTL) entered into an Amendment No. 9 to Revolving Credit Agreement dated December 5, 2007 with (i) Comerica Bank, as agent, issuing lender and lender, and (ii) First Bank, as lender (the “Amendment”).

          Under the Amendment, Comerica Bank and First Bank agreed to make certain term loans (Term Loans A and Term Loans B) to us and certain of our subsidiaries on the following principal terms:

Term Loans A	Term Loans B

Original Principal Amount: $9,000,000.	Original Principal Amount: $12,650,000.

Purpose: Pay off (i) all pre-existing term debt from Comerica Bank and First Bank, and (ii) the mortgage loan on our real property in Boxborough, Massachusetts.	Purpose: Acquisition of USTL.

Interest rate: Option 1 (Prime – 0.25%, or LIBOR + 2.25%) or Option 2 (fix 50% of outstanding at COF + 2.25% or SWAP for 6.73% (prepayment penalties may apply)).	Interest rate: Prime – 0.25%, or LIBOR + 2.25%

Maturity date: December 1, 2012	Maturity date: December 1, 2012

Term Loans A	Term Loans B

Amortization: 20 quarterly principal reduction payments of $321,429.

Amortization: In Year 1, only interest is paid; thereafter, the following quarterly principal reduction payments will be due: in Year 2, $158,125; in Year 3, $316,250; in Year 4, $474,375; and in Year 5, $474,375.

          Term Loans A and Term Loans B (collectively, the “Loans”), together with our $16,500,000 revolving line of credit under the Revolving Credit Agreement, are secured by: (i) a blanket lien on all of our assets; (ii) a pledge of stock of all of our wholly-owned U.S. subsidiaries and 65% of the stock of our Canadian subsidiary, AETL Testing, Inc.; and (iii) liens on certain real property situated in Saugus, California, and Boxborough, Massachusetts.

          We are required to make the following mandatory principal reductions on the Loans:

•

If we engage in any asset sales (except for sales of our real property in Boxborough, Massachusetts and Saugus, California), we must remit 100% of the resulting net cash proceeds to Comerica Bank for the account of the lenders, except that we may retain from such proceeds up to $300,000 in any transaction or series of transactions or $500,000 in the aggregate in any fiscal year, so long as no event of default under the Revolving Credit Agreement has occurred and is continuing;

•

If we issue subordinate debt, we must apply 100% of the proceeds: (i) first, toward any accrued and unpaid expenses and interest on the Loans, and (ii) second, toward the remaining scheduled principal reduction payments on the Loans;

•

If we issue capital stock (other than capital stock issued in connection with a permitted acquisition), we must apply 50% of the proceeds: (i) first, toward any accrued and unpaid expenses and interest on the Loans, and (ii) second, toward the remaining scheduled principal reduction payments on the Loans (except that we may retain the proceeds of up to $1,000,000 per year from the exercise of employee stock options);

•	During any fiscal year, we must apply 50% of “excess cash flow” (as defined in the Amendment) toward the remaining scheduled principal reduction payments on Term Loans B;

•

If we sell the real property we own in Boxborough, Massachusetts, we must apply the proceeds: (i) first, toward any accrued and unpaid expenses and interest on the Loans, and (ii) second, toward the remaining scheduled principal reduction payments on Term Loans A; and

•

If we sell the real property we own in Saugus, California, we must apply the proceeds: (i) first, toward any accrued and unpaid expenses and interest on the Loans, and (ii) second, toward the remaining scheduled principal reduction payments on Term Loans B.

          Additionally, we may not make, or permit any subsidiaries to make (other than certain excluded subsidiaries under the Amendment), any capital expenditures or related commitments in excess of: (i) $5,500,000 in the aggregate, on a consolidated basis, for the fiscal year ending January 31, 2008; (ii) $6,500,000 in the aggregate, on a consolidated basis, for the fiscal year ending January 31, 2009; and (iii) $7,000,000 in the aggregate, on a consolidated basis, for the fiscal year ending January 31, 2010 and for each fiscal year ending thereafter; provided that if Comerica Bank and First Bank consent to the acquisition of substantially all of the assets or the business of any other person, the fixed assets we acquire from such permitted acquisition will be excluded from the calculation of capital expenditures.

          The Amendment extended the term of our $16,500,000 revolving line of credit to December 1, 2012 and reduced the LIBOR Lending Rate Margin on revolving loans from 225 basis points to 200 basis points.

          A complete copy of the Amendment is attached as Exhibit 99.1 to this report and is incorporated herein by reference. The summary of the transaction set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 2.01.	Completion of Acquisition or Disposal of Assets.

           See disclosure in Item 1.01 of this report under “Acquisition of United States Test Laboratory, L.L.C.”

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          See disclosure in Item 1.01 of this report under “Amendment No. 9 to Revolving Credit Agreement.”

Item 3.03	Material Modifications to Rights of Security Holders.

          See disclosure in Item 1.01 of this report under “Amendment No. 9 to Revolving Credit Agreement” pertaining to working capital restrictions.

Item 7.01.	Regulation FD Disclosure.

          On December 6, 2007, we issued a press release announcing our acquisition of USTL. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

          The information in this Item 7.01 and Exhibit 99.2 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

          The financial statements of USTL required by Rule 3-05 of Regulation S-X are attached as Exhibit 99.3 to this report and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

          We will file with the Securities and Exchange Commission the pro forma financial information required to be filed pursuant to Article 11 of Regulation S-X within 71 days of the date this current report on Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1

Interests Purchase Agreement dated December 5, 2007 among NTS Technical Systems, the 2007 Richard W. Mouser Revocable Trust, the Richard W. Mouser Revocable Trust, the Debra S. Mouser Revocable Trust, Richard W. Mouser and Debra S. Mouser.

23.1	Consent of Gutschenritter & Johnson L.L.C.

99.1	Amendment No. 9 to Revolving Credit Agreement dated December 5, 2007 among the registrant, certain subsidiaries of the registrant, Comerica Bank and First Bank.

99.2	Press release dated December 6, 2007.

Exhibit No.	Description

99.3	Audited financial statements of USTL (i) as of and for the year ended December 31, 2006, and (ii) as of and for the ten months ended October 31, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

National Technical Systems, Inc.

Date: December 11, 2007	By:	/s/ Raffy Lorentzian

Raffy Lorentzian
Senior Vice President and Chief Financial Officer